Exhibit 99.1
Carlyle Reports Fourth Quarter and Full-Year 2023 Financial Results
New York and Washington – February 7, 2023 – Global investment firm The Carlyle Group Inc. (NASDAQ:
CG) today reported its unaudited results for the fourth quarter and full-year ended December 31, 2023. The full detailed presentation of Carlyle's fourth quarter and full-year 2023 results can be viewed here.
Carlyle Chief Executive Officer Harvey M. Schwartz said, “Carlyle generated record results including record AUM in 2023. We enter 2024 with significant momentum and strong operating leverage and are well-positioned to deliver value for all of our stakeholders.”
U.S. GAAP results for Q4 2023 and 2023 included net income (loss) before provision for income taxes of $(843)
million and $(601) million, respectively, and net income (loss) attributable to The Carlyle Group Inc. common shareholders of $(692) million and $(608) million, or net income (loss) per common share of $(1.92) and $(1.68), respectively, on a diluted basis. Total balance sheet assets were $21 billion as of December 31, 2023.
Dividend
The Board of Directors has declared a quarterly dividend of $0.35 per common share to holders of record at the close of business on February 23, 2024, payable on March 1, 2024. For full-year 2023, the Board of Directors declared $1.40 in aggregate distributions to common shareholders.
Conference Call
Carlyle will host a conference call at 8:30 a.m. EST on Wednesday, February 7, 2023, to announce its fourth quarter and full-year 2023 financial results. The conference call will be available via public webcast from the Events &
Presentations section of ir.carlyle.com and a replay will also be available on our website soon after the call’s completion.
About Carlyle
Carlyle (NASDAQ: CG) is a global investment firm with deep industry expertise that deploys private capital across three business segments: Global Private Equity, Global Credit and Global Investment Solutions. With $426 billion of assets under management as of December 31, 2023, Carlyle’s purpose is to invest wisely and create value on behalf of its investors, portfolio companies and the communities in which we live and invest. Carlyle employs more than 2,200 people in 28 offices across four continents. Further information is available at www.carlyle.com. Follow
Carlyle on X @OneCarlyle and LinkedIn at The Carlyle Group.
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Forward-Looking Statements
Statements contained in this press release that are not historical facts are based on current expectations, estimates, projections, opinions, and/or beliefs of Carlyle. Such statements involve known and unknown risks, uncertainties, and other factors, and undue reliance should not be placed thereon. Certain information contained in this press release constitutes “forward-looking statements,” which can be identified by the use of forward-looking terminology such as “may,” “will,” “should,” “seek,” “expect,” “anticipate,” “forecast,” “project,” “estimate,” “intend,”
“continue,” “target,” or “believe,” or the negative version of these words or other comparable words. Statements related to projected Assets Under Management (“AUM”), Distributable Earnings (“DE”), Fee Related Earnings
(“FRE”), FRE Margin, FRE Compensation Ratio, fundraising, and fee revenue for future periods could be impacted by the level of investment performance, our ability to fundraise and the fees we can charge on such commitments, the pace and scale of capital deployment, which may not be consistent with historical levels, the pace and success of exit activity, changes in regulations and laws (including tax laws), our ability to scale existing businesses and wind-
down underperforming businesses, our ability to manage expenses and retain key personnel, our ability to manage stock dilution, and our ability to charge and retain transaction fees. Even if we were to achieve our goals, there is no guarantee that such fundraising will translate into increased earnings and margins. There can be no assurance that
Carlyle’s strategic goals will ultimately be realized, or if realized that they will have the effect of accelerating our growth or earnings. All projections assume benign market conditions. These statements are subject to risks, uncertainties, and assumptions, including those listed in this disclaimer and described under the section entitled
“Risk Factors” in our Annual Report on Form 10‐K for the year ended December 31, 2022, as filed with the U.S.
Securities and Exchange Commission (“SEC”) on February 9, 2023, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in our filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.
This release does not constitute an offer for any Carlyle fund.
Contacts:

Public Market Investor Relations	Media
Daniel Harris	Brittany Berliner	OR	Kristen Greco Ashton
Phone: +1 (212) 813-4527	Phone: +1 (212) 813-4839		Phone: +1 (212) 813-4763
daniel.harris@carlyle.com	brittany.berliner@carlyle.com		kristen.ashton@carlyle.com

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